Exhibit 99.1

SAN JOSE, Calif., May 28, 2013 — DSP Group®, Inc. (Nasdaq: DSPG), a leading global provider of wireless chipset solutions for converged communications, today issued the following letter to its stockholders:

•	DSP Group Board Takes Actions Adopting Corporate Governance Best Practices

•	Current Board Nominees Best Positioned to Lead the Company Forward

•	Executing on a Clear Plan for Revenue Growth

•	Robust & Successful Turnaround Well Underway and Producing Results

•	Recommends All Stockholders to Vote the GOLD Proxy Card Today

Dear Fellow Stockholders,

We are writing to you to let you know that your Board has adopted today a number of actions to place the Company at the forefront of corporate governance best practices. These corporate governance initiatives include:

1.	The election of a non-executive Chairman, Patrick Tanguy, a current independent director of the Board. He replaces Eliyahu Ayalon, who will remain as a member of the Board and will continue to contribute to the Company and management, leveraging his strong relationships with key customers and suppliers across East Asia and Europe, and in helping the Company retain and attract key engineering talent in Israel.

Mr. Tanguy is a highly experienced executive who has demonstrated his leadership and contribution by utilizing astute business judgment and his extensive executive network throughout Europe and Asia including major service providers, mobile OEMs, and home automation and energy management companies. Mr. Tanguy is a Managing Director at Wendel Group, an investment firm that invests and assists sector-leading companies in their long-term development by focusing on operational performance and accountability. He joined Wendel Group in September 2007 and is a member of both the Investment and the Management Committees, and serves as a non-executive Director on various Wendel companies. Mr. Tanguy graduated from HEC in 1983 in Paris, and began his career at Bain & Co. in 1984 and was made partner in 1990. In 1991, he joined Strafor-Facom, where he was nominated as Director of Sales and Marketing of Steelcase Strafor and subsequently CEO of Airborne. He became CEO of DAFSA in 1993 and then President in 1996. Having acted as President of the “Courrier-Express” division of the Hays Group in France for a year, Mr. Tanguy assumed the Presidency of the Technal group in Toulouse from 1999 to 2004. Before joining Wendel in 2007, he acted first as President of the Monné-Decroix company in Toulouse and then of the Prezioso Technilor in Lyon.

2.	Adoption of a resolution to declassify the Company’s Board of Directors from three classes to a single class, beginning in 2014, subject to required approval by the Company’s stockholders. All of the Company’s directors, whose terms would otherwise expire after the 2014 Annual Meeting of Stockholders, will be requested to submit their resignations so that all directors will be up for election at the Company’s annual meeting in 2014.

3.	Adoption of a resolution to establish a minimum stock ownership policy for members of the DSP Group Board of Directors and the Company’s senior management, in accordance with corporate governance best practices. The Nomination and Corporate Governance Committee will evaluate alternatives and propose a specific policy to the Board for its approval no later than June 30, 2013.

These actions, which have been approved by your Board, represent its continuing commitment to best-in-class corporate governance and demonstrate that the Board is attentive and receptive to stockholder feedback. Your Board is committed to provide the strategic direction and specialized talent to lead DSP Group to continued growth and profitability.

In addition to the corporate governance initiatives that have been adopted, the Company recently added a strong new independent director to its board, Gabi Seligsohn, President & CEO of Nova Measuring Instruments Ltd. Mr. Seligsohn joined the Board on May 2nd succeeding Yair Shamir, who resigned after being elected to the Israeli Knesset. Nova Measuring Instruments Ltd. is a provider of leading-edge stand-alone metrology and the market leader of integrated metrology solutions to the semiconductor process control market. The Company expects to benefit from Mr. Seligsohn’s chief executive experience, strategic thinking and deep understanding of the semiconductor industry.

Moreover, it’s important to note that your Board has, within the past two years, added additional independent directors; three out of our nine serving directors have been designated or suggested by stockholders of DSP Group during the past 12 months, and four out of our seven independent directors joined the Board in the last two years.

DSP Group’s Board Focuses on Growth and Value Creation for its Stockholders

Starboard’s campaign has been based upon distorting the past, misrepresenting current achievements, and envisioning a short-sighted future. Rather than recognizing the important and meaningful steps taken by the Board to position DSP Group for growth and profitability, Starboard has criticized the Board for not seeking short-term profits and for continuing its commitment to focused investments in R&D.

The fact is, your Board has been doing precisely what it is supposed to do – developing and implementing a coherent strategy, leveraging the Company’s core competence that will position DSP Group for long-term revenue growth and profitability, and because of the actions that the Board has taken, DSP Group is now better positioned for growth and profitability than at any time in its history. Perhaps this helps to explain why DSP Group’s stock is up more than 40% from the beginning of this year.

Look at the Facts

Following are just a few examples of what have been accomplished under the current Board’s leadership:

1.	DSP Group has launched three new products that have successfully expanded the Company’s total addressable market over ten-fold to more than 1 billion units, and to date two have achieved design wins and the third is expected to garner at least one design win by year end.

2.	DSP Group’s focused investments in R&D, which are significantly below System-on-Chip (SoC) peer averages, are paying off with new opportunities in cellular and enterprise telephony.

3.	DSP Group’s commitment to cost-controls and increased efficiency has resulted in six consecutive quarters of operational improvements across all key metrics.

4.	DSP Group returned to positive GAAP operating and net income in the most recent fiscal quarter.

Under the leadership of the current Board, DSP Group has not only successfully navigated through the very challenging economic downturn and maintained its undisputed leading position in the cordless domain, but has emerged stronger than ever, with products that are uniquely well-positioned to assume leadership roles in their respective market segments:

1.	DSP Group has become the market leader in DECT connectivity in the Home Gateway (HGW) market. Year-to-date the Company has expanded its leadership position by shipping HGW products to 13 service providers worldwide, almost twice the number of service providers we shipped to in 2012.

2.	DSP Group is one of the founding members of the ULE Alliance, spearheading the evolution of DECT from a voice-only wireless standard into a control network ecosystem for home and building automation via new ULE (Ultra Low Energy) protocols.

3.	DSP Group has successfully expanded its presence in the Office/ Enterprise market, becoming the third largest player in less than three years. The Company’s VoIP revenues increased 39% year-over-year in 2012 and this rapid growth is expected to continue for the foreseeable future.

4.	The Board’s vision to take the Company’s 25+ year history in voice processing into the mobile world became a reality during the first quarter of 2013 with the launch of the

DBMD2 chipset powered by DSP Group’s proprietary HDClear technology. The Company is now delivering engineering samples of this ground-breaking product and has begun evaluations with leading OEMs and mobile network operators globally.

To summarize,

✓	DSP Group’s stock is one of the top performing stocks in our industry over the last 12 months and year-to-date

✓	DSP Group has made significant operational and financial progress over the last 12 months

✓	DSP Group has a clear, concise growth strategy and is on track to meet its strategic goals

✓	DSP Group Board nominees are diverse and have significant strategic, operational, financial and public board experience in our areas of focus and in the places where our operations are performed

We urge all stockholders to vote their GOLD proxy form to re-elect the Board’s nominees and to help build long-term value for ALL stockholders.

Even if you have previously returned a white voting instruction form to Starboard, you have every right to change your vote and support your board’s nominees using the enclosed GOLD voting instruction form. Only your latest dated, validly executed vote will count.

If you have any questions or need assistance voting your shares, please call our proxy solicitor MacKenzie Partners at (800) 322-2885 (toll-free in North America) or collect at +(212) 929-5500.

Thank you for your continued support.

Important Information

The Company has filed with the U.S. Securities and Exchange Commission (“SEC”) and provided to its stockholders a definitive proxy statement and a proxy supplement in connection with its 2013 annual meeting of stockholders. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT, THE PROXY SUPPLEMENT AND OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov and through the website maintained by the Company at http://ir.dspg.com.

Certain Information Regarding Participants

The Company, its directors and certain of its officers may be deemed to be participants in the solicitation of the Company’s stockholders in connection with its 2013 annual meeting. Information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of these persons can be found in the Company’s definitive proxy statement and the proxy supplement for its 2013 annual meeting, which were filed with the SEC on April 22, 2013 and May 6, 2013, respectively. Stockholders may obtain a free copy of the proxy statement, the proxy supplement and other documents filed by the Company with the SEC from the sources listed above.

Non-GAAP Financial Information

This letter contains references to non-GAAP financial measures. See DSP Group’s current report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on January 30, 2013, for a reconciliation of the Company’s GAAP and non-GAAP net income (loss) and diluted net income (loss) per share for the three- and twelve-month periods ended December 31, 2011 and 2012.

Forward-Looking Information

Certain statements in this letter qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise as a result of various factors, including DSP Group’s inability to develop and produce new products at competitive costs and in a timely manner, unexpected delays in the commercial launch of such products or failure of such products to achieve broad market acceptance; slower than expected changes in the nature of residential communications domain; DSP Group’s ability to control operating costs; and other factors discussed under “RISK FACTORS” in DSP Group’s current report on Form 10-K for the fiscal year ended December 31, 2011, which is available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

Contacts:

Investor Relations Christopher Basta Director of Investor Relations, DSP Group Work: 1-408-240-6844 Cell: 1-631-796-5644 chris.basta@dspg.com

Daniel H. Burch, CEO

MacKenzie Partners, Inc.

Work: 1-212-929-5748

Cell: 1-516-429-2722

dburch@mackenziepartners.com

Paul R. Schulman, EVP

MacKenzie Partners, Inc.

Work: 1- 212.929.5364

Cell: 1- 203.856.6080 pschulman@mackenziepartners.com

Media Relations Mike Sitrick and Jeff Lloyd Sitrick And Company Work: 1-310- 788-2850 Jeff_Lloyd@sitrick.com Mike_Sitrick@sitrick.com